Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

August 1, 2007	Contact: Keith Schroeder
Chief Financial Officer
and Interim President and CEO
(918) 825-0616

ORCHIDS PAPER PRODUCTS COMPANY APPOINTS KEITH R. SCHROEDER

AS INTERIM PRESIDENT AND CHIEF EXECUTIVE OFFICER

PRYOR, OKLAHOMA (August 1, 2007) – Orchids Paper Products Company (AMEX:TIS) announced today the appointment of Keith R. Schroeder as its Interim President and Chief Executive Officer effective immediately. Mr. Schroeder succeeds Michael Sage, who has retired. Mr. Schroeder will serve as President and Chief Executive Officer while a committee of the board of directors searches for a permanent replacement. Mr. Schroeder has served as the Company’s Chief Financial Officer since January, 2002 and will continue in that role.

About Orchids Paper Products Company

Orchids Paper Products Company is an integrated manufacturer of tissue paper products serving the private label consumer market. The company produces a full line of tissue products, including paper towels, bathroom tissue and paper napkins. From its operations in Pryor, Oklahoma, Orchids Paper Products Company uses recycled waste paper to produce finished tissue products which it provides to retail chains throughout the central United States. For more information on the company and its products visit the company’s website at http://www.orchidspaper.com.